$50,000.00 January 28, 2011

ZYTO CORP

PROMISSORY NOTE

FOR VALUE RECEIVED, ZYTO Corp, a Delaware corporation (the "***Borrower***"), located at 387 South 520 West, Ste. 200, Lindon, Utah 84042, hereby unconditionally promises to pay to the order of Jim Jenks ("***Lender***"), and its successors, endorsees, transferees and assigns (together with Lender, "***Holder***"), the principal sum of Fifty Thousand Dollars ($50,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date hereof, at the interest rate provided herein, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

1. <u>Maturity Date</u>. The principal amount of this Note, and any accrued unpaid interest thereon, shall be due and payable in full 18 months from the date of issuance of this Note (the "***Maturity Date***") in the manner provided herein.

2. <u>Interest</u>. From and after the date hereof interest will accrue on the unpaid principal balance from time to time outstanding until the principal balance is paid in full, at a rate of 10% per annum (the "***Interest Rate***"). Interest shall be computed on the daily outstanding principal balance hereunder on the basis of a 360 day year, counting the number of actual days elapsed. Interest shall accrue from the date of issuance and be payable monthly with the first payment due thirty (30) days after the date hereof and so continuing monthly on the same day of each month thereafter.

3. <u>Payment of Interest and Principal</u>.

(a) At the option of Borrower, the principal amount of the indebtedness evidenced by this Note may be prepaid in whole or in part at any time, with accrued interest to the date of such prepayment on the amount prepaid, without penalty or premium.

(b) Interest accrued as of the last day of each calendar year, shall be payable on the first day of the following year, except that on the payment of the Note in full, interest accrued to the date of payment shall be payable on the date of such payment. Interest not paid when due shall be added to principal and interest shall accrue thereon.

(c) If not sooner paid or prepaid, the principal of this Note shall be payable on the Maturity Date.

(d) All payments and prepayments shall be applied first to accrued and unpaid interest, then to other charges due with respect to this Note, if any, and then to the unpaid principal balance.

4. **Events of Default; Remedies.**

(a) Events of Default. The occurrence of any of the following shall constitute an "***Event of Default***" hereunder:

(i) Default in the payment of the principal of the indebtedness evidenced by this Note or accrued interest thereon in accordance with the terms of this Note, which is not cured within ten (10) days of written notice to Borrower of such default;

(ii) A material breach by Borrower of any of its representations, warranties, covenants or agreements set forth in this Note or the Loan Agreement (other than a payment default described in clause (i) above), which is not cured within thirty (30) days of written notice to Borrower of such breach;

(iii) A default or event of default shall occur in respect of any of the other indebtedness of the Borrower that exceeds, in the aggregate, $500,000 and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

(iv) The Borrower shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

(v) The Borrower (A) shall generally not pay or shall be unable to pay its debts as such debts become due, or (B) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (C) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (D) shall have had any such petition or application filed or any such proceeding commenced against it that is not dismissed within ninety (90) days, or (E) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (F) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(b) Notice by Borrower. Borrower will notify Holder in writing within five (5) days after the occurrence of any Event of Default of which Borrower acquires knowledge. If Holder is not so notified, said failure to notify is, in and of itself, a default.

(c) Acceleration of Maturity; Remedies. In the event that any payment is not received by Lender on the date when due, then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge in an amount equal to five percent (5%) of the amount of such overdue payment. So long as an Event of Default has occurred, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate (the "Default Rate") per annum equal to five percent (5%) plus the interest rate which would be in effect hereunder absent such default or maturity, or if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be

collected from Borrower under applicable law, and such default interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender's discretion. Time is of the essence of this Note. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection including, but not limited to, reasonable attorneys' fees.

5. Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Holder by this Note is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission by the Holder to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Note to the Holder may be exercised from time to time and as often as may be deemed expedient by the Holder.

6. Notice. Any notices, payment or other communication required or permitted to be given hereunder shall be given in writing and shall be delivered (i) in person, (ii) by certified mail, postage prepaid, return receipt requested, (iii) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or (iv) by confirmed telefacsimile or telecopy, at the applicable address set forth in the first paragraph hereto, or to such other address as a party may designate from time to time in a written notice to the other party in accordance with the provisions of this Section 6. Any notice, payment or other communication shall be deemed delivered when actually delivered, if such delivery is in person, upon deposit with the U.S. Postal Service, if such delivery is by certified mail, upon deposit with the overnight courier service, if such delivery is by an overnight courier service, and upon transmission if such delivery is by confirmed telefacsimile or telecopy during normal business hours of the recipient, or if not, on the next business day.

7. Grant of Equity. As additional consideration for entering into this Note, the Borrower hereby agrees to immediately grant 25,000 shares of its common stock to the Lender. The Lender and the Borrower each agree to take any additional action that may be required to effect the transfer of such shares of common stock to the Lender.

8. Governing Law. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF UTAH, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

9. Waivers. The Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of

the payment of this Note, and the Borrower agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder.

10. **Amendments**. All amendments to this Note, and any waiver or consent of Holder, must be in writing and signed by Holder and Borrower.

11. **Attorneys Fees**. The Borrower promises to pay all reasonable costs and expenses, including attorneys' fees, incurred in the collection and enforcement of this Note, including, without limitation, enforcement before any court and including all appellate proceedings, whether or not suit is filed.

12. **Time**. Time is of the essence in the performance of this Note.

13. **Binding Effect**. This Note inures to and binds the heirs, successors and assigns of Borrower and Holder.

14. **Severability**. Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note and shall be interpreted so as to be effective and valid.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the day and year and at the place first written above.

ZYTO CORP
a Delaware corporation

By: Kami Howard
Name: Kami Howard
Title: CFO

4827-6330-9064.1